Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50958


PROSPECTUS SUPPLEMENT DATED APRIL 19, 2002

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        1,579,718 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.

                                                                Shares to be
                                                               Offered for the
           Selling Stockholders                              Selling Stockholder
----------------------------------------------------        --------------------
 Moti Jiandani & Soni Jiandani TTEES of the Moti &
  Soni Jiandani Family Trust dtd 11/15/99                          6,717